Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report in this Registration Statement on Form S-4 of our report dated October 12. 2009 on the consolidated financial statements of Capital Gold Corporation, and to the reference to us under the heading “Experts” in the Prospectus, which is a part of this Registration Statement.

/s/ WOLINETZ, LAFAZAN & COMPANY, P.C.
WOLINETZ, LAFAZAN & COMPANY, P.C

Rockville Centre, New York
April 1, 2010